UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PROTECTIVE INSURANCE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Class A common stock, no par value, and Class B common stock, no par value

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

As of the date of this proxy supplement, five complaints have been filed seeking an injunction against the merger and other relief. On March 22, 2021, Shiva Stein, a purported shareholder of Protective Insurance Corporation (which we refer to as the “Company” or “Protective”), filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Stein v. Protective Insurance Corp., et al., No. 1:21-cv-02474-GHW (the “Stein complaint”). On March 31, 2021, Marc Waterman, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Waterman v. Protective Insurance Corp., et al., No. 1:21-cv-02776-GHW (the “Waterman complaint”). On April 12, 2021, Jacob L Halberstam Profit Sharing Plan, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Jacob L Halberstam Profit Sharing Plan v. Protective Insurance Corp., et al., No. 1:21-cv-03143-GHW (the “Halberstam complaint”). On April 12, 2021, Brynn Rothberg, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Rothberg v. Protective Insurance Corp., et al., No. 1:21-cv-03147-GHW (the “Rothberg complaint”). On April 20, 2021, Frank Gallo, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Gallo v. Protective Insurance Corp., et al., No. 1:21-cv-03494-GHW (the “Gallo complaint” and, together with the Stein complaint, the Waterman complaint, the Halberstam complaint, and the Rothberg complaint, the “complaints”). On February 14, 2021, Protective entered into an Agreement and Plan of Merger (the “merger agreement”) with The Progressive Corporation, an Ohio corporation (which we refer to as “Parent” or “Progressive”), and Carnation Merger Sub Inc., an Indiana corporation and wholly-owned indirect subsidiary of Progressive.

The complaints allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) by causing the filing of materially incomplete and misleading proxy statements. Among other remedies, the complaints seek an injunction against proceeding with, consummating or closing the merger, rescinding the merger agreement to the extent already implemented, damages, costs and attorneys’ fees.

The Company and the Company’s board of directors believe that the allegations and claims raised in the complaints are without merit. There can be no assurances that additional complaints or demands will not be filed or made with respect to the merger. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, neither Protective nor Progressive will necessarily publicly disclose them.

The Company and the Company’s board of directors believe that no supplemental disclosure is required under applicable laws. However, in order to reduce the risk of the complaints delaying or adversely affecting the merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the definitive proxy statement filed on March 26, 2021 (the “definitive proxy statement”) by providing the additional information presented below in this proxy supplement. Nothing in this proxy supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints that any additional disclosure was or is required.

This proxy supplement will not affect the merger consideration to be received by shareholders of the Company in connection with the merger or the timing of the special meeting of shareholders (the “special meeting”), scheduled for May 5, 2021 at 10:00 a.m., Eastern Time, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/PTVCA2021SM. The Company’s board of directors continues to unanimously recommend that the Company’s Class A shareholders vote “FOR” all proposals being presented at the special meeting.

Supplemental Disclosures to Definitive Proxy Statement in
Connection with the Complaints

The additional disclosures (which we refer to as the “supplemental disclosures”) in this proxy supplement amend and supplement the disclosures contained in the definitive proxy statement and should be read in conjunction with the disclosures contained in the definitive proxy statement, which in turn should be read in its entirety. To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the definitive proxy statement, the information in this proxy supplement shall supersede or supplement the applicable information contained in the definitive proxy statement. All page references are to the definitive proxy statement, and defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the definitive proxy statement.

1. The section of the definitive proxy statement entitled “The Merger—Background of the Merger,” beginning on page 19, is hereby amended and restated on page 20 as follows (with the new text in underline and the stricken language removed):

On April 24, 2020, the Company’s board of directors met to discuss the original SSCSA and determined to establish a special committee of the Company’s board of directors (the “special committee”), consisting of independent directors and chaired by John D. Nichols, Jr., chairman of the Company’s board of directors (with Steven J. Bensinger serving as vice chairman of the special committee), to consider and evaluate, and make recommendations to the Company’s board of directors regarding, the original SSCSA and the transactions contemplated thereby, and all matters arising or resulting therefrom or resulting thereto. The other members of the special committee are Stuart D. Bilton, Otto N. Frenzel IV, David W. Michelson, and James A. Porcari III.

2. The disclosure in the first full paragraph on page 41 of the definitive proxy statement is hereby amended and restated as follows (with the new text in underline):

Prior to delivering its opinion to the special committee and the Company’s board of directors, representatives of Piper Sandler confirmed that to the knowledge of the Piper Sandler transaction team after reasonable inquiry, Piper Sandler disclosed that it had no actual or potential conflicts with respect to (x) engagements during the immediately preceding two years with Parent and its subsidiaries, the selling shareholders, the original SSCSA offering parties, or the A&R SSCSA offering parties, (y) any beneficial ownership of any capital stock or equity of any relevant party by Piper Sandler or any of its affiliates or any direct ownership of any capital stock or equity of any relevant party by any member of the Piper Sandler transaction team, and (z) any other material fact that is known to any current member of the Piper Sandler transaction team and could reasonably be expected to result in a determination that Piper Sandler or any member of the Piper Sandler transaction team has a material conflict with respect to its engagement pursuant to its agreement with the special committee. Piper Sandler has not received or become entitled to receive any fees in respect of investment banking engagements by the Company or its subsidiaries during the two years preceding the delivery of its fairness opinion. During the two-year period prior to delivering its opinion, Piper Sandler was not engaged to provide investment banking or financial advisory services to Parent and/or its subsidiaries and did not receive or become entitled to receive any fees in connection with any investment banking or financial advisory services provided to Parent and/or its subsidiaries. Piper Sandler is a full-service investment bank and Piper Sandler and its affiliates may, subject to its agreement with the special committee, pursue or enter into investment banking, financial advisory, securities trading and brokerage activities, as well as certain investment management services, with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar or identical to the business of the Company or entities which may have conflicting interests with respect to the Company or a tender offer or business combination. In addition, in the ordinary course of business, Piper Sandler and its affiliates may at any time hold long or short positions and may trade or otherwise effect transactions for their own account or the accounts of customers in the Company’s or its affiliates’ debt or equity securities, or the securities of other entities that may be involved in the transactions contemplated by the merger agreement. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company or Parent or entities that are affiliated with the Company or Parent, for which Piper Sandler would expect to receive compensation.

3. The table entitled “Company Projections” and the accompanying footnotes on page 43, in the section of the definitive proxy statement entitled “The Merger—Certain Company Prospective Financial Information,” is hereby amended and restated as follows (with the new rows in grey and the new footnote text in underline):

	For the Years as of and Ending December 31,
($ in millions, except per share data)	2020E(1)	2021P	2022P	2023P	2024P
Revenues
Net Premiums Earned	$445.5	$490.0	$509.8	$533.2	$575.8
Commissions and Other Income	7.0	9.2	11.2	13.2	15.2
Net Investment Income	25.4	21.6	22.6	24.5	25.6
Net Realized and Unrealized Gains (Losses)	(9.2)	6.7	9.0	9.8	10.6
Total Net Revenues	$468.7	$527.4	$552.7	$580.6	$627.1
Expenses
Losses and Loss Adj. Expenses Incurred	$319.0	$330.4	$335.5	$350.8	$378.9
Variable Expenses (Commissions, Taxes, Etc.)	51.5	60.7	58.5	56.3	55.3
Operating Expenses	87.5	100.4	110.7	114.1	124.0
One-Time Expenses	4.4	0.0	0.0	0.0	0.0
Total Expenses	$462.4	$491.4	$504.6	$521.2	$558.1
Pre-Tax Income	$6.4	$36.0	$48.0	$59.3	$69.0
Income Taxes (Benefit)	2.9	7.6	10.1	12.5	14.5
Net Income	$3.5	$28.4	$37.9	$46.9	$54.5
Net Operating Income(2)	$14.3	$23.2	$30.8	$39.1	$46.2
Key Ratios
Loss & LAE Ratio	71.6%	67.4%	65.8%	65.8%	65.8%
Expense Ratio	29.6%	31.0%	31.0%	29.5%	28.5%
Combined Ratio	101.2%	98.4%	96.8%	95.3%	94.3%
GAAP Earnings per Share (Fully-Diluted)	$0.25	$2.03	$2.71	$3.35	$3.89
Operating Earnings per Share (Fully-Diluted)(3)	$1.02	$1.65	$2.20	$2.79	$3.29

(1)
Preliminary estimate provided by management at such time. Actual audited financial results for the fiscal year ended December 31, 2020 are available in the Company’s annual report on Form 10-K filed with the SEC on March 11, 2021.

(2)	Net operating income reflects net income less net realized/unrealized gains and losses and one-time expenses, tax effected at an assumed tax rate for the Company of 21.0%.
(3)	Operating Earnings per Share (Fully-Diluted) reflects Net Operating Income divided by average fully-diluted shares outstanding.

4. The section of the definitive proxy statement entitled “The Merger—Certain Company Prospective Financial Information,” beginning on page 41, is hereby amended and supplemented on page 44 by adding the below disclosure immediately prior to the heading “The Merger—Financing” (with the new text in underline):

Company management also projected the following book values per share on a fully-diluted basis as of December 31 for each of the 2021–2024 fiscal years: $26.37, $28.33, $30.91, $34.02.

5. The section of the definitive proxy statement entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 44, is hereby amended and supplemented on page 46 by adding the below disclosure immediately prior to the sub-heading “Indemnification and Insurance” (with the new text in underline):

New Arrangements

Pursuant to the merger agreement, as described under the section of the proxy statement titled “The Merger Agreement— Employee Matters,” Parent has agreed to honor certain existing agreements in accordance with their terms and also to maintain certain levels of compensation and benefits for continuing employees for a specified period following completion of the merger, which would include the executive officers of the Company to the extent they continue to be employed during such period. Parent has also indicated an intent to maintain the Company’s offices in Carmel, Indiana and expressed an interest in the retention of the Company’s employees in that location. Parent did not have any substantive discussions with the Company’s executive officers prior to entry into the merger agreement regarding compensation and benefits, other than with respect to the CEO Waiver with Mr. Edgecliffe-Johnson discussed above under the section titled “—Individual Agreements,” and, at this time, other than the CEO Waiver, neither Parent nor the Company has entered into any new or amended employment agreements with any of the Company’s executive officers that will govern compensation and benefits following completion of the merger.

6. The section of the definitive proxy statement entitled “Summary—Certain Shareholder Litigation” on page 9, is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

As of the date of this proxy supplement, five complaints have been filed seeking an injunction against the merger and other relief. On March 22, 2021, Shiva Stein, a purported Company shareholder, filed a complaint in the ~~U.S.~~United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Stein v. Protective Insurance Corp., et al., No. 1:21-cv-02474-GHW (the “Stein complaint”)~~, which names as defendants Protective~~. On March 31, 2021, Marc Waterman, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the ~~Protective~~Company’s board of directors~~. The Stein complaint alleges,~~ , captioned Waterman v. Protective Insurance Corp., et al., No. 1:21-cv-02776-GHW (the “Waterman complaint”). On April 12, 2021, Jacob L Halberstam Profit Sharing Plan, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Jacob L Halberstam Profit Sharing Plan v. Protective Insurance Corp., et al., No. 1:21-cv-03143-GHW (the “Halberstam complaint”). On April 12, 2021, Brynn Rothberg, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Rothberg v. Protective Insurance Corp., et al., No. 1:21-cv-03147-GHW (the “Rothberg complaint”). On April 20, 2021, Frank Gallo, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Gallo v. Protective Insurance Corp., et al., No. 1:21-cv-03494-GHW (the “Gallo complaint” and, together with the Stein complaint, the Waterman complaint, the Halberstam complaint, and the Rothberg complaint, the “complaints”).

The complaints allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by causing the filing of ~~a~~ materially incomplete and misleading ~~preliminary~~ proxy ~~statement~~statements. Among other remedies, the ~~Stein complaint seeks~~complaints seek an injunction against proceeding with, consummating or closing the merger, rescinding the merger agreement to the extent already implemented, damages, costs and attorneys’ fees.

The ~~defendants~~Company and the Company’s board of directors believe that the allegations and claims raised in the ~~Stein complaint~~complaints are without merit and that no supplemental disclosure is required under applicable laws. There can be no assurances that additional complaints or demands will not be filed or made with respect to the merger. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, neither Protective nor Progressive will necessarily publicly disclose them.

7. The section of the definitive proxy statement entitled “The Merger—Certain Shareholder Litigation” beginning on page 51 is hereby amended and restated as follows (with the new text in underline):

As of the date of this proxy supplement, five complaints have been filed seeking an injunction against the merger and other relief. On March 22, 2021, Shiva Stein, a purported Company shareholder, filed a complaint in the ~~U.S.~~United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Stein v. Protective Insurance Corp., et al., No. 1:21-cv-02474-GHW (the “Stein complaint”)~~, which names as defendants Protective~~. On March 31, 2021, Marc Waterman, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the ~~Protective~~Company’s board of directors~~. The Stein complaint alleges,~~ , captioned Waterman v. Protective Insurance Corp., et al., No. 1:21-cv-02776-GHW (the “Waterman complaint”). On April 12, 2021, Jacob L Halberstam Profit Sharing Plan, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Jacob L Halberstam Profit Sharing Plan v. Protective Insurance Corp., et al., No. 1:21-cv-03143-GHW (the “Halberstam complaint”). On April 12, 2021, Brynn Rothberg, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Rothberg v. Protective Insurance Corp., et al., No. 1:21-cv-03147-GHW (the “Rothberg complaint”). On April 20, 2021, Frank Gallo, a purported shareholder of the Company, filed a complaint in the United States District Court for the Southern District of New York against the Company and each member of the Company’s board of directors, captioned Gallo v. Protective Insurance Corp., et al., No. 1:21-cv-03494-GHW (the “Gallo complaint” and, together with the Stein complaint, the Waterman complaint, the Halberstam complaint, and the Rothberg complaint, the “complaints”).

The complaints allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the ~~Securities~~ Exchange Act ~~of 1934~~ by causing the filing of ~~a~~ materially incomplete and misleading ~~preliminary~~ proxy ~~statement~~statements. Among other remedies, the ~~Stein complaint seeks~~complaints seek an injunction against proceeding with, consummating or closing the merger, rescinding the merger agreement to the extent already implemented, damages, costs and attorneys’ fees.

The ~~defendants~~Company and the Company’s board of directors believe that the allegations and claims raised in the ~~Stein complaint~~complaints are without merit and that no supplemental disclosure is required under applicable laws. There can be no assurances that additional complaints or demands will not be filed or made with respect to the merger. If additional similar complaints or demands are filed or made, absent new or different allegations that are material, neither Protective nor Progressive will necessarily publicly disclose them.

Cautionary Statement Concerning Forward-Looking Information

Some of the statements in this proxy supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which reflect our current views with respect to future events and financial performance, and Protective may make related oral, forward-looking statements on or following the date hereof. All statements in this proxy supplement not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Such statements may also include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Progressive (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Progressive may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain Protective shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Protective, Progressive, their respective directors or officers or others following the announcement of the proposed transaction; (H) risks related to Progressive’s post-closing integration of Protective’s business and operations; (I) risks related to a downgrading of Protective’s or Progressive’s A.M. Best ratings or other similar financial strength or debt ratings as a result of the announcement or completion of the proposed transaction; (J) the loss or impairment of Protective’s material client or other relationships as a result of the announcement or completion of the proposed transaction; (K) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Progressive’s management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Protective’s most recent Annual Report on Form 10-K, the definitive proxy statement and other documents of Protective on file with the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Protective will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Protective or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional factors that may affect future results and conditions are described in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov or at the Company’s website at www.protectiveinsurance.com.

Additional Information and Where to Find It

Protective files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that Protective files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at www.sec.gov.

If you are a Protective shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Protective, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from Protective without charge, excluding all exhibits, except that, if Protective has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.

You may obtain documents filed by Protective with the SEC by requesting them in writing or by telephone from the following addresses:

Protective Insurance Corporation
Attention: Corporate Secretary
111 Congressional Boulevard, Suite 500
Carmel, Indiana 46032
(317) 636-9800

You can also get more information by visiting Protective’s website at www.protectiveinsurance.com.

Participants in the Solicitation

The Company and the Company’s board of directors and executive officers may be deemed to be participants in the solicitation of proxies from Protective’s shareholders in connection with the proposed transaction. Information regarding Protective’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the definitive proxy statement. You may obtain free copies of the definitive proxy statement and other documents as described in the preceding paragraph filed with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to the investor relations department of Protective.